UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
Under the Securities Act of 1933

DexCom, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6340 Sequence Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 200-0200
(Registrant’s telephone number, including area code)

Amended and Restated 2015 Equity Incentive Plan
(Full Title of the Plans)

Kevin Sayer
Chairman, President and Chief Executive Officer
c/o DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
(858) 200-0200
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert A. Freedman, Esq. Michael A. Brown, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	Patrick Murphy General Counsel and Chief Compliance Officer c/o DexCom, Inc. 6340 Sequence Drive San Diego, California 92121 (858) 200-0200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to 7(a)(2)(b) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,200,000(2)	$154.76(3)	$340,472,000(3)	$44,193
Total	2,200,000		$340,472,000	$44,193

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2015 Equity Incentive Plan, as amended to date (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents 2,200,000 additional shares of common reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the 2015 Plan to be granted by the Registrant. Shares available for issuance under the 2015 Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2015 (File No. 333-204699) and on a Registration Statement on Form S-8 filed with the Commission on June 7, 2017 (File No. 333-218562).

(3)
Estimated pursuant to Rule 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price reported on the Nasdaq Global Select Market on November 6, 2019.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
Pursuant to General Instruction E of Form S-8, DexCom, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,200,000 additional shares of common reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the 2015 Plan to be granted by the Registrant.
This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of Registrant’s earlier registration statements on Form S-8 filed with the Commission on June 3, 2015 (Registration No. 333-204699) and on June 7, 2017 (Registration No. 333-218562). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
Item 8. Exhibits.
The following exhibits are filed herewith:

			Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith

4.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03

4.02	Amendment No.1 to Amended and Restated Certificate of Incorporation.	8-K	000-51222	June 6, 2017	10.4

4.03	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	November 25, 2014	3.01

4.04	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01

4.05	Amended and Restated 2015 Equity Incentive Plan, as amended.	8-K	000-51222	June 4, 2019	10.01

4.06	Form of Restricted Stock Unit Agreement under 2015 Equity Incentive Plan.	8-K	000-51222	June 2, 2015	10.02

4.07	Form of RSU Grant Agreement 2015 Plan Global Double Trigger.	10-K	000-51222	February 27, 2018	10.51

4.08	Form of RSU Grant Agreement 2015 Plan Global General.	10-K	000-51222	February 27, 2018	10.52

4.09	Form of RSU Grant Agreement 2015 Plan Global Single Trigger.	10-K	000-51222	February 27, 2018	10.53

4.10	Form of RSU Grant Agreement 2015 Plan Global.	10-K	000-51222	February 27, 2018	10.54

4.11	Form of RSU Grant Agreement 2015 Plan (Associates, Engineers, Managers, & Sr. Managers).	10-K	000-51222	February 27, 2018	10.55

4.12	Form of RSU Grant Agreement 2015 Plan (Board Members - Annual Grant).	10-K	000-51222	February 27, 2018	10.56

4.13	Form of RSU Grant Agreement 2015 Plan (Board Members - Incoming Grant).	10-K	000-51222	February 27, 2018	10.57

4.14	Form of RSU Grant Agreement 2015 Plan (Director Level Employees).	10-K	000-51222	February 27, 2018	10.58

4.15	Form of RSU Grant Agreement 2015 Plan (VP's and above).	10-K	000-51222	February 27, 2018	10.59

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (see signature page).					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of November, 2019.

DEXCOM, INC.

By:	/s/ Kevin Sayer
Kevin Sayer Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kevin Sayer and Quentin Blackford, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
/S/ KEVIN R. SAYER	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 13, 2019
Kevin R. Sayer

/S/ QUENTIN S. BLACKFORD	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2019
Quentin S. Blackford

/S/ MARK FOLETTA	Lead Independent Director	November 13, 2019
Mark Foletta

/S/ STEVE ALTMAN	Director	November 13, 2019
Steve Altman

Director
Nicholas Augustinos

/S/ RICHARD COLLINS	Director	November 13, 2019
Richard Collins

/S/ BRIDGETTE HELLER	Director	November 13, 2019
Bridgette Heller

/S/ BARBARA KAHN	Director	November 13, 2019
Barbara Kahn

/S/ JAY SKYLER	Director	November 13, 2019
Jay Skyler, M.D.

/S/ ERIC TOPOL	Director	November 13, 2019
Eric Topol, M.D.